Exhibit 10.15

LOAN AGREEMENT

This loan agreement (the “Agreement”) is entered into on this 28th day of September 2012 by and between:-

(1)	SEADRILL LIMITED of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton HMGX, Bermuda (the “Lender”)

and

(2)	SEADRILL VENCEDOR LTD. of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton HMGX, Bermuda (the “Borrower”)

(hereinafter collectively referred to as the “Parties” and, individually, as a “Party”).

WHEREAS:-

(A)	The Lender is, as of the date hereof, the owner of all of the shares in the Borrower.

(B)	The Borrower is the owner of a drillship named “West Vencedor” (the “Drilling Unit”) and has employed the same under a drilling contract with Cabinda Gulf Oil Company Limited dated 19 November 2008 (the “Drilling Contract”).

(C)	The Lender and the Borrower are both parties to a senior secured credit facility agreement dated 11 June 2010 between the Lender (as borrower), certain subsidiaries of the Lender named therein (including the Borrower) (as guarantors and security providers), a syndicate of banks named therein (as lenders) (the “Banks”) and Nordea Bank Norge ASA (as agent) (the “Agent”) as subsequently amended by a first amendment agreement thereto dated 11 February 2011 (the “Loan Agreement”).

(D)	The Borrower has, as per the terms of the Loan Agreement, guaranteed the obligations of the Lender under the Finance Documents (as defined in the Loan Agreement (as amended from time to time) hereinafter referred to as the “Finance Documents”) (the “Guarantee”) and provided security for the Lender’s obligations thereunder by way of (i) a first priority mortgage over the Drilling Unit (the “Mortgage”), a first priority assignment of the benefit of the insurances taken out in respect of the Drilling Unit (the “Assignment of Insurances”), a first priority assignment of its earnings (the “Assignment of Earnings”) and a first priority assignment of certain bank account(s) with the Agent (the “Assignment of Bank Account”) (collectively, the “Security Documents”).

(E)	The Lender is in the process of changing the ownership of the Borrower by transferring the shares in the Borrower from Seadrill Tender Rig Ltd to the Lender and subsequent contribution of the same by the Lender to Seadrill Operating LP (the “Restructuring”).

(F)	The Lender has, as per the terms of the Loan Agreement, requested the consent of the Banks to Restructuring and, in so doing, also requested that the terms of the Loan Agreement and the Security Documents are amended and supplemented to reflect the revised ownership structure of the Borrower.

(G)

One of the changes to the terms of the Loan Agreement and the Security Documents requested by the Parties is a limitation of the Borrower’s obligations under the Guarantee to such part of the principal outstanding under the Finance Documents as is attributable to the Drilling Unit together with a corresponding part of any and all interest, fees, costs and expenses payable by the Lender to the Banks and the Agent thereunder from time to time and a corresponding limitation in the amount secured by the Security Documents.

(H)	The Lender and the Agent (on behalf of the Banks) have, based on the aggregate market value of the drilling units securing the amount outstanding under the Loan Agreement as of 30 June 2012, agreed, in order to accommodate the request referred to in Recital (G), that the Borrower’s pro rata “share” of the obligations of the Lender and the other Obligors under the Loan Agreement is 12.3457% (the “Drilling Unit’s Portion”).

(I)	Based on the principal amount outstanding under the Loan Agreement as of the date hereof, the Drilling Unit’s Portion of the total principal under the Loan Agreement is USD 115,226,338 (the “Vencedor Principal”).

(J)	As of 30 June 2012, the Lender had a shareholder loan outstanding against the Borrower in the principal amount of USD 99,169,338 (the “Original Shareholder Loan”).

(K)	The Borrower has, on 31 August 2012, declared a dividend in the amount of USD 16,057,000 (the “Dividend”), all of which will be for the benefit of the Lender as the Borrower’s sole shareholder on such date.

NOW THEREFORE, it is hereby agreed as follows:-

1.	THE LOAN

1.1	The Lender hereby confirms that the aggregate of (i) its claim for payment of the Dividend and (ii) the Original Shareholder Loan shall be outstanding as a long term shareholder loan to the Borrower on the terms set forth herein (the outstanding principal amount of which at any time shall be referred to as the “Loan” in the following).

The initial principal amount of the Loan has been intentionally set to match the Vencedor Principal so as to ensure that this part of the amount outstanding under the Loan Agreement (as amended) can be serviced and repaid by the Borrower (on behalf of the Lender) servicing and repaying the Loan.

The Parties acknowledge, however, that the obligation to repay the amounts outstanding under the Loan Agreement is an obligation of the Lender and that the Lender may decide to meet this by utilising other resources. The Borrower’s obligations hereunder shall, in such event, remain.

1.2	The Parties agree that the Loan shall be considered as disbursed on 1 September 2012 (the “Loan Disbursement Date”).

2.	THE CONSIDERATION

2.1	The Borrower agrees, as consideration for the Loan, to:

(i)	continue to provide the Guarantee (as amended) on the terms set forth in Clause 3 below;

(ii)	continue to provide the security set forth in the Security Documents for the Lender’s obligations under the Loan Agreement (as amended) on the terms set forth in Clause 4 below; and

(iii)	compensate the Lender as per the principles set forth in Clause 5 below.

2.2	Further, the Borrower agrees to become party to such further amendments to the Loan Agreement and the Security Documents as shall be required by the Lender to document the terms which shall apply to the amount outstanding thereunder following the completion of the Restructuring.

3.	THE GUARANTEE

3.1	The Borrower undertakes to continue to provide the Guarantee on the terms currently in effect notwithstanding the completion of the Restructuring.

3.2	The Borrower’s continuation of the Guarantee following the completion of the Restructuring is subject to its obligations thereunder being limited to the Drilling Unit’s Portion of the amount from time to time outstanding under the Finance Documents.

This limitation shall be reflected in the terms of a second amendment and restatement agreement to the Loan Agreement to be concluded with both the Borrower and the Lender as parties, effective as of the Effective Date (as defined in the second amendment and restatement agreement to the Loan Agreement hereinafter referred to as the “Effective Date”).

3.3	The Lender undertakes to procure the release of the Borrower from its obligations under the Guarantee (as amended) as and when all amounts outstanding under the Finance Documents have been repaid or, subject to the consent of the Banks, upon the repayment of the Loan in full in accordance with the terms thereof.

4.	THE SECURITY

4.1	The Borrower undertakes to continue to provide the security set forth in the Security Documents on the terms currently in effect notwithstanding the completion of the Restructuring.

4.2	The Borrower’s continuation of the security set forth in the Security Documents following the completion of the Restructuring is subject to the amount secured thereby being limited to the Drilling Unit’s Portion of the amount from time to time outstanding under the Finance Documents.

This limitation shall be documented in amendments to each of the Security Documents or, as the case may be, new security documents replacing the same which shall take effect as of the Effective Date.

4.3	The Lender procures that all of the security provided by the Borrower under the Security Documents (as amended) or any new security documents to be provided by the Borrower shall be released (and the recordation of the security interest in favour of the Banks terminated) upon the repayment by the Lender of all amounts outstanding under the Finance Documents or, subject to the consent of the Banks, upon the repayment of the Loan in full in accordance with the terms thereof.

5.	COMPENSATION

5.1	The Borrower shall, with effect from the Loan Disbursement Date, pay interest on the Loan at a rate of LIBOR (for three month interest periods) plus a margin of 6% p.a.

Interest accrued shall be payable quarterly in arrears on demand from the Lender. If no demand is received, accrued interest shall be added to the Loan at the relevant interest payment date.

5.2	With effect from the Effective Date, the obligation set forth in Clause 5.1 shall be substituted by an obligation to pay, on the due dates for payment therefore set forth in the Loan Agreement (as amended), the Drilling Unit’s Portion of accrued interest, fees, costs and expenses payable by the Lender pursuant to the Loan Agreement (as amended) from time to time.

All such payments shall be made directly to the Agent (for the account of the Borrower) at such dates and in such form as complies with the terms of the Loan Agreement (as amended).

The Lender shall keep the Borrower fully informed of the relevant payment dates and amounts as per the above.

The Borrower shall confirm to the Lender that each payment as aforesaid is made by providing the Lender with a copy of the relevant transfer documentation reflecting the amount paid and the date of payment.

6.	REPAYMENT

6.1	Effective from the Loan Disbursement Date, the Borrower shall repay the Loan plus any accrued interest thereon on demand from the Lender.

Such demand shall be made in writing with no less than 90 days’ notice.

6.2	Effective from the Effective Date, the Borrower’s obligation as per Clause 6.1 shall be suspended and replaced by an obligation to pay such instalments as corresponds to the Drilling Unit’s Portion of the instalments due from the Lender to the Banks under the Loan Agreement (as amended).

Such instalments shall be made directly to the Agent (for the account of the Borrower) at such dates and in such form as complies with the provisions of the Loan Agreement (as amended).

The Lender shall keep the Borrower advised of each payment date for instalments under the Loan Agreement (as amended) and the amount due as per the above. The Borrower shall advise the Lender of all payments made as per the above.

6.3	The Borrower shall, in the event:

(i)	an event of default (howsoever described) occurs under the Loan Agreement (as amended) and the Agent, on this basis, accelerates the Lender’s payment obligations thereunder; or

(ii)	a mandatory prepayment obligation (as prepayment in part or in full) occurs under the Loan Agreement (as amended) which is general (i.e. refers to all amounts outstanding) or specific to the Vencedor Principal (as a consequence of a sale or total loss of the Drilling Unit or the cancellation of the Drilling Contract);

repay the Loan in full by making payment directly to the Agent (for the account of the Lender) in accordance with the provisions set forth in Clause 6.2.

6.4	The Borrower shall, upon 10 days’ written notice, be entitled to prepay the Loan in full, provided that a corresponding amount is due and payable as a voluntary prepayment by the Obligors under the Loan Agreement.

Such prepayment shall be made directly to the Agent (for the account of the Lender) in accordance with the provisions set forth in Clause 6.2 above.

6.5	Any release of the Borrower from its obligations under the Guarantee (as amended) and the Security Documents (as amended) following prepayment as per Clause 6.3 or Clause 6.4 shall be subject to the prior written consent of the Banks to the same being done with such effect.

6.6	Any payments made by the Borrower hereunder to the Lender purporting to reduce the principal amount of the Loan shall, until the Borrower has been released from the Guarantee (as amended), not take effect (but be considered a short term, subordinated loan to the Lender) if made in any other manner than described in Clauses 6.2 to 6.4 above.

7.	PAYMENTS

7.1	The Borrower shall make all payments due hereunder to the Lender or, as the case may be, the Banks, free from all deductions, set-off, counterclaim or other deduction whatsoever save as may be required by applicable law.

7.2	If the Borrower is required by law to make such a payment subject to the deduction or withholding of taxes, the sum payable by the Borrower (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that the Banks and/or the Lender (as the case may be) receives a sum net of any deduction or withholding equal to the sum which it would have received had no such deduction or withholding been made or required to be made.

7.3	The Parties acknowledge that the Lender may decide to meet its obligations under the Loan Agreement (as amended) by utilising other funds and revenue than such as will be due from the Borrower to the Lender hereunder. The Borrower shall, in such event, be immediately notified thereof, such notice specifying how the Loan (or any part thereof) shall be serviced and repaid in the alternative.

The Borrower acknowledges that such a decision by the Lender will not influence on the Borrower’s obligations under the Guarantee (as amended) or the Security Documents (as amended).

8.	SECURITY

8.1	The obligations of the Borrower hereunder will not be secured by any mortgage, pledge or other security.

9.	STATUS OF THE LOAN

9.1	The Loan shall rank pari passu with all other ordinary debt of the Borrower, but shall be subordinated in all respects to, and rank after, the Borrower’s obligations under the Guarantee (as amended).

10.	DEFAULT

10.1	Each of the events or circumstances set out below constitutes an event of default (“Event of Default”):

(i)	the Borrower fails to pay any sum payable under this Agreement when due unless its failure to pay is caused by administrative or technical error and payment is made within three business days of the due date;

(ii)	the Borrower fails to comply with any of its obligations under this Agreement or the Loan Agreement (as amended);

(iii)	the Borrower becomes insolvent, is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; or

(iv)	any corporate action, legal proceedings or other procedure or step is taken in relation to bankruptcy or insolvency proceedings in respect of the Borrower, the winding up or dissolution of the Borrower (save for the purposes of a solvent reorganisation), the enforcement of security over any of the Borrower’s assets or any enforcement of any debts of the Borrower.

10.2	On and at any time after the occurrence of an Event of Default the Lender may, by notice to the Borrower:

(i)	declare that the Loan, together with accrued interest, and all other amounts accrued or outstanding under this Agreement to be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(ii)	exercise any or all of its rights, remedies and powers under this Agreement or otherwise.

11.	MISCELLANEOUS

11.1	The Borrower acknowledges that its obligations to the Banks and the Agent under the Guarantee (as amended) and the Security Documents (as amended) will remain irrespective of the terms set forth herein and/or the Borrower’s compliance with the same.

11.2	The Parties acknowledge that the Drilling Unit’s Portion may change as a consequence of prepayments by the Lender of part(s) of the principal outstanding under the Loan Agreement due, inter alia, to total loss or sale of any of the other drilling units that secure the Lender’s obligations under the Loan Agreement.

The Lender undertakes, in such event, to immediately advise the Borrower thereof.

11.3	The express provisions in this Agreement shall be without prejudice to any other rights and remedies available to the Lender by law.

11.4	No failure or delay by the Lender in exercising any right under the terms of this Agreement shall act as a waiver hereof.

12.	GOVERNING LAW

12.1	This Agreement shall be governed by and construed in accordance with Norwegian law.

12.2	The Parties submit to the non-exclusive jurisdiction of the courts of Oslo, Norway in respect of any dispute arising out of this Agreement.

For and on behalf of SEADRILL LIMITED		For and on behalf of SEADRILL VENCEDOR LTD.

Signature:	/s/ Erica Granberg	Signature:	/s/ Erica Granberg

Name:	Erica Granberg	Name:	Erica Granberg
Title:	Attorney-in-fact	Title:	Attorney-in-fact